                                                                       Exhibit 5



                               September 29, 1999




Cybergold, Inc.
2921 Adeline Street
Berkeley, California 94703

     Re:  Cybergold, Inc. Registration Statement
          for Offering of 3,395,168 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 3,095,168 shares of Common Stock under the Company's 1999 Omnibus Equity Incentive Plan and 1996 Stock Option Plan; and (ii) 300,000 shares of Common Stock under the Company's 1999 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Omnibus Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1996 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ GUNDERSON DETTMER STOUGH
                                              VILLENEUVE FRANKLIN & HACHIGIAN
                                          -----------------------------------
                                          Gunderson Dettmer Stough Villeneuve
                                          Franklin & Hachigian